UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2017
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2017 annual meeting of the shareholders (the “Annual Meeting”) of Harley-Davidson, Inc. (the “Company”) was held on April 29, 2017.  At the Annual Meeting, shareholders of the Company elected the following directors for terms expiring in 2018 by the votes indicated:

	Shares Voted in Favor of	Shares Withholding Authority	Broker Non-Votes

Troy Alstead	127,550,569	1,369,419	22,145,368
R. John Anderson	128,454,869	465,119	22,145,368
Michael J. Cave	126,874,975	2,045,013	22,145,368
Allan Golston	127,520,689	1,399,299	22,145,368
Matthew S. Levatich	128,464,305	455,683	22,145,368
Sara L. Levinson	127,594,080	1,325,908	22,145,368
N. Thomas Linebarger	126,996,792	1,923,196	22,145,368
Brian R. Niccol	128,484,250	435,738	22,145,368
Maryrose T. Sylvester	127,321,327	1,598,661	22,145,368
Jochen Zeitz	126,910,696	2,009,292	22,145,368

The following reflects the voting results for matters other than the election of directors brought for vote at the Annual Meeting:

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
To approve, by advisory vote, the compensation of the Company’s named executive officers	123,915,212	4,622,411	382,365	22,145,368

	Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
To consider the frequency of the advisory vote of the compensation of our named executive officers	119,722,999	317,511	8,542,154	337,324	22,145,368

	Shares Voted For	Shares Voted Against	Abstentions
Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm	137,478,833	13,117,873	468,650

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

May 4, 2017	By:	/s/ Stephen W. Boettinger
Stephen W. Boettinger
Assistant Secretary